Exhibit (c)(43)

Confidential PROJECT BRONCO CONFIDENTIAL DISCUSSION MATERIALS April 10, 2018 Project Bronco |

Confidential TABLE OF CONTENTS CONFIDENTIAL DISCUSSION MATERIALS Process Review Water Earn-Out Discussion Recap Series B Units - Preliminary Analysis Firm Transportation Discussion Antero Family Price Performance 1 2 3 4 5 Page 1 Project Bronco |

Confidential PROCESS REVIEW Project Bronco |

Confidential PROCESS UPDATE Current working timeline of priority milestones; workstreams to be added as necessary Page 2 Project Bronco | Key Milestone: March April May June 30 2 9 16 23 30 7 14 21 28 4 11 18 25 Formal Due Diligence Session Water Earn-Out Analysis Intrinsic Valuation Analysis (AR, AM, AMGP) AMGP – AM Transaction Alternatives Analyses – AMGP Acquisition of AM – AMGP Acquisition of Ownership Interest in AM AR Return of Capital Strategic Review – AR Share Buybacks – AR Dividend Payment Other Analyses as Process Dictates

Confidential WATER EARN-OUT DISCUSSION RECAP Project Bronco |

Confidential

BAIRD

SUMMARY TERMS OF WATER EARN-OUT

AR is considering a proposal whereby AM would accelerate the earn-out payment associated with the 2015 water drop-down

- **In September 2015, AR sold its integrated water business to AM for $1.05 billion, plus an additional $250 million subject to the following Earn-Out provisions:**
  - Payment of $125 million at year-end 2019 upon AM delivering a total of 176,295,000 barrels of water from 2017-2019 (equating to an average of 161 Mbbld)
  - Payment of $125 million at year-end 2020 upon AM delivering a total of 219,200,000 barrels of water from 2018-2020 (equating to an average of 200 Mbbld)

			AR Projections (Cumulative)			AR Projections (Daily)	
Earn-Out Period	Payment to AR ($MM)	Cumulative Earn-out Threshold (Mbbl)	Projected Volumes (Mbbl)	Earn-Out % of Proj. Volumes	Daily Earn-out Threshold (Mbbld)	Projected Avg. Volumes (Mbbld)	Earn-Out % of Proj. Volumes
36-month Period Ending 12/31/19	$125	176,295	197,539	112%	161	180	112%
36-month Period Ending 12/31/20	$125	219,200	221,999	101%	200	203	101%

- Note, AR is agnostic to the source of the delivered water volumes from AM (freshwater, Veolia, etc.)
- There is no “banking” concept associated with the water earn-out volumes
- No explicit terms preventing AR from taking volumes for the purpose of reaching earn-out payments

Source: Sept 2015 Water Services Agreement and Contribution Agreement in connection with the contribution of water assets from AR to AM. Base Case projections as of March 23.

Project Bronco | Page 3

Confidential

HISTORICAL & PROJECTED WATER DELIVERY VOLUMES

2019 EARN-OUT TARGET

	Total (Mbbl)	Daily (Mbbld)	*% of Target*
Target Volumes (2017-2019)	176,295	161	*100%*
Cumulative Volumes to Date (2017-1Q18)	75,761	167	*43%*
Remaining Volumes to Fill	100,534	157	*57%*
9 mos. ended 12/31/18 Forecast	47,225	172	*27%*
2019 Forecast	74,553	204	*42%*
Total Forecast	121,778	190	*69%*
Forecast + Cumulative to Date	**197,539**	**180**	***112%***

2020 EARN-OUT TARGET

	Total (Mbbl)	Daily (Mbbld)	*% of Target*
Target Volumes (2018-2020)	219,200	200	*100%*
Cumulative Volumes to Date (1Q18)	19,869	221	*9%*
Remaining Volumes to Fill	199,331	198	*91%*
9 mos. ended 12/31/18 Forecast	47,225	172	*22%*
2019 Forecast	74,553	204	*34%*
2020 Forecast	80,352	220	*37%*
Total Forecast	202,130	201	*92%*
Forecast + Cumulative to Date	**221,999**	**203**	***101%***

FORECAST VS. EARN-OUT



Cumulative
(Mbbl)
Earn-Out Target
Mgmt. Forecast
250,000
200,000
150,000
100,000
50,000
0
197,539
176,295
221,999
219,200
2019 Earn-Out
2020 Earn-Out



Daily
(Mbbld)
Earn-Out Target
Mgmt. Forecast
250
200
150
100
50
0
180
161
203
200
2019 Earn-Out
2020 Earn-Out

Source: Sept 2015 Water Services Agreement and Contribution Agreement in connection with the contribution of water assets from AR to AM. Base Case projections as of March 23.

Project Bronco | Page 4

Confidential EARN-OUT ACCELERATION PRICING RECOMMENDATION Key factors impacting the pricing of the earn-out acceleration payment Earn-out acceleration pricing (and associated discount) should be based primarily on the probability of AR achieving the targeted delivery volumes. Key factors to consider:  – – – AR drilling plan has been vetted by the AR Board and disclosed (in detail) publicly AR is currently forecasting to surpass its earn-out threshold in both 2019 and 2020 AR controls its own destiny with regard to water usage and achieving the earn-out payments While use of proceeds is important to AR, it is our view that it should not be a “driver” of pricing the earn-out acceleration  – – AR should focus on the earn-out discount relative to the probability of achieving the earn-out volumes Nonetheless, adding capital to the overall AR ecosystem today can help accelerate AR’s free cash flow, debt reduction and return of capital initiatives Page 5 Project Bronco |  Given the high probability of having to make the earn-out payments in both 2019 and 2020, AM’s theoretical risk tolerance associated with the earn-out capital should be low: –How much capital would AM require today to generate $125 million in both 2019 and 2020, with very minimal risk? –Said another way, AM would expect to earn a low return profile were it willing to risk the capital associated with the earn-out payments –At a minimum, AM should be compelled to eliminate a financial obligation at an attractive discount relative to its overall weighted average cost of capital

Confidential EARN-OUT ACCELERATION PRICING RECOMMENDATION Analyzing the earn-out acceleration payment in the context of AM and AR’s cost of capital continuum:   From AM’s perspective, it should be compelled to accelerate the earn-out at or above its overall weighted average cost of capital, and perhaps even lower based on the risk profile of the earn-out From AR’s perspective, a discount beyond it’s cost of equity is unattractive – AR could raise capital more cost effectively  COST OF CAPITAL ANALYSIS (1) PV OF EARN-OUT PAYMENT ($MM) (2) WACC Cost of Debt Cost of Equi ty Discount Rate Implied Payment 14% Higher Risk Implied 11.0% $200 12% 10.0% $203 9.0% $208 10% Reasonable Discount Boundaries 8% 6% Lower Risk Implied 5.0% $225 4% 4.0% $230 2-yr Treasury: 2.3% 2% 0% Source: Management Base Case projections as March 23, 2017. (1)Based on AR and AM cost of capital analyses. (2)Assumes a present value date of May 1, 2018. Page 6 Project Bronco | 8.0% $212 7.0% $216 6.0% $220 11.0% 9.0%9.0% 8.0% 4.4% 4.0%

Confidential POTENTIAL ADDITIONAL AR CONCESSIONS AR may consider extending the MVC in connection with an earn-out acceleration EBITDA ($ in millions) VOLUME FORECAST (Mbbld) Total Wa ter EBITDA MVC Water EBITDA 250 $300 200 $250 $200 150 $183 $146 $150 100 120 MVC $100 50 $50 0 $0 2017A 2018E 2019E 2020E 2017A 2018E 2019E 2020E As it relates to achievement of the MVCs, AR is agnostic to the source of the delivered water volumes from AM (freshwater, Veolia, etc.)  There is a “banking” provision associated with the MVCs whereby excess volumes above defined thresholds can be credited toward MVC shortfalls in the subsequent year  – To date, the MVCs have been and are projected to be well below AR’s expected water usage, rendering the banking provisions relatively inconsequential Page 7 Project Bronco | Source: Sept 2015 Water Services Agreement and Contribution Agreement in connection with the contribution of water assets from AR to AM. Base Case projections as of March 23. $268 $245 $207 $144 $171 $140 150 MVC $111 204 220 178 120 153 120 100

Confidential SERIES B UNITS - PRELIMINARY ANALYSIS Project Bronco |

Confidential SERIES B UNITS – SUMMARY OF KEY TERMS On December 31, 2016, Antero Resources Midstream Management contributed all of the IDRs to Antero IDR Holdings, LLC (“IDR LLC”) in exchange for 100% the Series A units Series B units are reserved for issuance to officers and employees of Antero Resources As of December 31, 2016, the Series B units were scheduled to vest ratably over a three-year period    Each Series B unit represents a profits interest and therefore has no capital account balance The Series B units entitle the holders to receive up to 6% of the amount of each quarterly distribution in excess of $7.5 million in respect of the IDRs of Antero Midstream AM’ quarterly IDR cash flow is distributed as follows: 1) 100% to Series A, up to $7.5 million 2) [(IDR Cash Flow less $7.5 million) x 6%] to Series A 3) Remaining cash flow to Series A    Each Series B unit holder has the right to redeem all of a portion of its vested Series B units in exchange for newly-issued AMGP common shares with a value equal to:  – Pro rata share of up to 6% of any increase in AMGP’s equity value in excess of $2.0 billion (equity value calculated using 20-day VWAP of AMGP shares) In no event will the aggregate number of newly-issued AMGP common shares to Series B holders exceed 6% of total common shares outstanding – Upon exchange, the redeeming member will surrender its Series B units to IDR LLC for cancellation Maximum dilution to AMGP shareholders: [(AMGP common shares outstanding x 20-day VWAP) less $2.0 billion] x 6%   Page 8 Project Bronco | Redemption Right / Optional Exchange Profits Interest Overview

Confidential SERIES B Continued UNITS – SUMMARY OF KEY TERMS AMGP will have the right to cause each Series B unit to be exchanged for common shares in AMGP upon the earliest of:  – – – December 31, 2026 Change of control transaction Liquidation of IDR LLC The Series B units will vest upon a change of control, defined as the occurrence of any of the following events  – Any merger or other business combination involving IDR Holdings or the general partner of AMGP in which a majority of the outstanding Series A Units of IDR LLC or the general partner of AMGP’s common units are exchanged for or converted into cash, securities of a corporation or other business organization or other property; A sale or other disposition of all or a material portion of the assets or membership interests of IDR LLC; A sale or other disposition of all or substantially all of the assets of the general partner of AMGP followed by a liquidation of the general partner or a distribution to the members of the general partner of all or substantially all of the net proceeds of such disposition; or The sale of all of the outstanding common units of the general partner of AMGP in a single transaction or series of related transactions. – – – Page 9 Project Bronco | Note: An AMGP acquisition of AM does not trigger a change of control Change of Control Mandatory Exchange

Confidential

BAIRD

SERIES B UNIT ECONOMICS

Status quo – assuming no transaction between AMGP and AM

STATUS QUO PROFITS INTEREST

($ in millions, except per unit data)

	Current Run-rate	2018E	2019E	2020E	2021E	2022E
Forecasted AM Distribution / Unit	**$1.46**	**$1.72**	**$2.21**	**$2.85**	**$3.42**	**$4.10**
Total IDR Payments	$94.8	$142.8	$235.5	$355.3	$462.0	$589.2
Less: Priority Cash Flow to Series A (7.5%)	(30.0)	(30.0)	(30.0)	(30.0)	(30.0)	(30.0)
Remaining Cash Flow Available	$64.8	$112.8	$205.5	$325.3	$432.0	$559.2
% Attributable to Series A	*94%*	*94%*	*94%*	*94%*	*94%*	*94%*
% Attributable to Series B	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*
Cash Flow to Series A (**pre G&A and taxes)	$90.9	$136.0	$223.2	$335.8	$436.0	$555.7
Cash Flow to Series B	3.9	6.8	12.3	19.5	25.9	33.6

CONVERSION MECHANISM AND IMPLIED VALUE

($ in millions, except per unit data)

	Current Run-rate	2018E	2019E	2020E	2021E	2022E
Forecasted AMGP Distribution / Unit	**$0.30**	**$0.54**	**$0.89**	**$1.34**	**$1.74**	**$2.22**
Distribution Yield Assumption [(1)]	1.91%	2.25%	2.50%	2.75%	3.00%	3.25%
Implied AMGP Equity Value	$2,919	$4,444	$6,608	$9,064	$10,805	$12,722
Less: Benchmark	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)	(2,000)
Series B Pool	$919	$2,444	$4,608	$7,064	$8,805	$10,722
Conversion Value of Series B Interest (6%)	$55	$147	$276	$424	$528	$643

PV-10 of 2022 Conversion Value + Annual Cash Flow	**$512**
PV-15	**434**
PV-20	**373**

Source: Management Base Case projections as of March 23
(1) Assumes a 25 bps yearly yield increase owing to gradually declining distribution growth.

Project Bronco | Page 10

Confidential

SERIES B UNIT MECHANICS UNDER CONTEMPLATED TRANSACTIONS

($ and units in millions, except per unit data)

AMGP Acquisition of AM

- Assumes 100% equity and an illustrative 15% acquisition premium
- AM unit price: $24.71 / AMGP unit price: $15.68
- Series B units converted at the market cap for pro forma AMGP
- AMGP shares issued to AM: 340.2
  - *AMGP shares issued to AR: 179.2*
  - *AMGP shares issued to AM public: 161.1*

Pre-Conversion of Series B	
AMGP Pro Forma Units O/S	526.4
AMGP Share Price	$15.68
AMGP Pro Forma Market Cap	$8,253
Conversion of Series B	
AMGP Pro Forma Market Cap	$8,253
Less: Benchmark	(2,000)
Series B Pool	$6,253
Series B Equity Value (6.0%)	**$375**
AMGP Shares Issued to Series B	**23.9**

Pro Forma Ownership

	AR	AM	AMGP	PF AMGP
AR	-	53%	-	33%
Management / Sponsors	27%	47%	67%	27%
Public	73%	-	33%	40%
Total	**100%**	**100%**	**100%**	**100%**

AM Acquisition of AMGP IDRs

- AMGP eliminates AM's IDRs in exchange for AM units
- Assumes 100% equity and an illustrative 15% acquisition premium
- AM unit price: $24.71 / AMGP unit price: $15.68
- Series B units converted at the market cap of stand-alone AMGP
- AM shares issued to AMGP: 135.9

Pre-Conversion of Series B	
AMGP Shares O/S	186.2
AMGP Share Price	$15.68
AMGP Market Cap	$2,919
Conversion of Series B	
AMGP Market Cap	$2,919
Less: Benchmark	(2,000)
Series B Pool	$919
Series B Equity Value (6.0%)	**$55**
AMGP Shares Issued to Series B	**3.5**

Pro Forma Ownership

	AR	AM	AMGP	PF AM
AR	-	53%	-	31%
Management / Sponsors	27%	-	67%	-
Public	73%	47%	33%	27%
AMGP	-	-	-	42%
Total	**100%**	**100%**	**100%**	**100%**

Project Bronco | Page 11

Confidential FIRM TRANSPORTATION DISCUSSION Project Bronco |

2018.2020 <he-Soi> .$0.22 $0.17 $0.17 $0.15 S0.14 $0.02 $0.03 $0.01 so.oo S0.01 .$0. 11 $0.01 7 ,. 6'o 5% FT Expenses - Marcellus FT Expenses - utica 2018 • 2020 Qjf Coast strip 2018.2020 1BCOM2 strip Gull Coast-lET(X) M2 Spread (Revenue) A'ojections - Marcelus (Revenue) A'ojec tions - Utica (ncludes A TEX) (Revenue) I Expense A'ojeclions-Other unut ized FT.Net of Marketing S/Mcfe (4.5) (39.9) (8.6) (43.5) 1.7 $239.8 $0.20 18% S115.5 $0.12 19% red % M Project Bronco Page 12 Source: Antero Management 2018 20192020 $95.3 $177.6$83.2 135.7 112.750.9 S230.9 $290.35134.1 $0.23$0.24 $0.09

Confidential

BAIRD

SUMMARY FIRM TRANSPORT ("FT") COMMITMENTS

AR's firm transportation commitments relative to forecast gas production

2018 – 2022 FIRM TRANSPORT COMMITMENT VOLUMES[1]



AR Gross Gas Production Forecast (MMbtu/d)
FT Commitment
MMbtu / d
6,000
5,000
4,000
3,000
2,000
1,000
-
3,689
1,205
2,484
Under-Utilization
4,734
1,580
3,153
4,667
855
3,811
4,667
268
4,399
5,017
4,667
Production exceeds FT capacity
2018
2019
2020
2021
2022

ESTIMATED FT BY LINE (2) (MMBTU/D)

		2018	2019	2020	2021	2022
Utica	Rex	660	660	660		
	Rover	880	880	880		
Marcellus	M3	688	688	688		
	TGP	778	869	869		
	TCO / CGTLA	640	1,410	1,410		
	Other	43	227	160		
	Total	**3,689**	**4,734**	**4,667**	**4,667**	**4,667**
	Total FT Cost ($mm)	**$696**	**$876**	**$895**	**$874**	**$822**
	$ / mmbtu	**$0.52**	**$0.51**	**$0.53**	**$0.51**	**$0.48**

FT UNUTILIZED COST (MMBTU/D)

	2018	2019	2020	2021	2022
Total Capacity	3,689	4,734	4,667	4,667	4,667
Total Utilized Capacity	2,484	3,153	3,811	4,399	5,017
% Utilized	*67%*	*67%*	*82%*	*94%*	*108%*
Unutilized Capacity	1,205	1,580	855	268	NA
Unutilized Cost ($mm)	$231	$290	$134	NA	NA
Less:Mitigation ($mm)	(115)	(51)	(36)	NA	NA
Net Unutilized Cost ($mm)	**$116**	**$240**	**$98**	**NA**	**NA**
"Fully Burdened" (3)	$0.64	$0.72	$0.62	NA	NA

Source: Antero management.
(1) Gas only volumes. Excludes ME2 and ATEX firm commitments.
(2) Estimated capacity on a btu equivalent basis, utilizing a 10% uplift. AR provided data is given on a btu basis.
(3) Equals (Total FT Cost minus Mitigation for Unutilized Capacity) divided by Total Utilized Capacity.

Project Bronco | Page 13

- **In September 2015, AR sold its integrated water business to AM for $1.05 billion, plus an additional $250 million**

Confidential
BAIRD

GAS SALES FORECAST

PROJECTED GAS SALES BY INDEX

Index:	2018	2019	2020	2021	2022	Avg
TCO	14%	25%	19%	20%	17%	19%
Chicago/MichCon	21%	18%	18%	17%	16%	18%
CGTLA	17%	23%	19%	16%	14%	18%
ANR SE	18%	16%	16%	14%	12%	15%
TGP-500L	18%	2%	14%	18%	16%	14%
NYMEX	10%	16%	14%	8%	7%	11%
DOM S	3%	0%	1%	6%	7%	3%
TETCO M2	1%	0%	0%	0%	11%	2%
Total	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**


19%
18%
18%
15%
14%
11%
3%
2%
TCO
Chicago/MichCon
CGTLA
ANR SE
TGP-500L
NYMEX
DOM S
TETCO M2

STRIP PRICING BY INDEX ($/MMBTU)

Index:	2018	2019	2020	2021	2022	Avg
TCO	$2.56	$2.43	$2.40	$2.43	$2.47	$2.46
Chicago/MichCon	$2.66	$2.57	$2.58	$2.63	$2.68	$2.63
CGTLA	$2.69	$2.69	$2.70	$2.74	$2.89	$2.74
ANR SE	$2.71	$2.72	$2.75	$2.80	$2.83	$2.76
TGP-500L	$2.75	$2.73	$2.74	$2.77	$2.81	$2.76
NYMEX	**$2.83**	**$2.81**	**$2.82**	**$2.85**	**$2.89**	**$2.84**
DOMS	$2.32	$2.30	$2.26	$2.27	$2.31	$2.29
TETCO M2	$2.30	$2.28	$2.23	$2.24	$2.26	$2.26
Weighted Average	**$2.68**	**$2.63**	**$2.65**	**$2.65**	**$2.66**	**$2.65**
BTU Uplift	*$0.23*	*$0.22*	*$0.25*	*$0.27*	*$0.26*	*$0.25*
Realized Price	**$2.91**	**$2.85**	**$2.90**	**$2.92**	**$2.92**	**$2.90**
Differential to Nymex	**$0.08**	**$0.04**	**$0.08**	**$0.07**	**$0.03**	**$0.06**

Index:	2018-22 Diff.	% Exposure
TCO	($0.38)	19%
Chicago/MichCon	($0.21)	18%
CGTLA	($0.10)	18%
ANR SE	($0.08)	15%
TGP-500L	($0.08)	14%
NYMEX	**$0.00**	11%
DOM S	($0.55)	3%
TETCO M2	($0.58)	2%

Source: Antero Management. Based on strip pricing as of 12/31/2017.

Project Bronco | Page 14

Confidential GAS HEDGES HAVE SUPPORTED FT AR’s gas firm transportation portfolio is not economic based on current strip pricing…though northeast markets would be severely imbalanced if AR were to sell its growing gas production in-basin $0.23 ($0.52) Dominion South FT Uplift BTU Uplift Hedge Ga ins FT Cost Marketing Cost Realiz ed Price $0.15 $0.25 Dominion South FT Uplift BTU Uplift Hedge Ga ins FT Cost Marketing Cost Realiz ed Price $0.02 $0.26 Dominion South FT Uplift BTU Uplift Hedge Ga ins FT Cost Marketing Cost Realiz ed Price Page 15 Project Bronco | Source: Based on data provided by Antero Management. Utilizes strip pricing as of 12/31/2017. $2.45 $2.31 FT non-economic $0.35 ($0.48) 2022 (16% Hedged) $2.44 $2.26 ($0.09 ) FT non-economic $0.39 ($0.53) 2020 (36% Hedged) ($0.12 ) $2.72 $2.32 FT non-economic $0.36 $0.45 2018 (78% Hedged)

Confidential MARCELLUS (Bcf/d) / UTICA TAKEAWAY CAPACITY 2014 2015 2016 2017 2018E 2019E Production (Bcf/d) 35.0 35.0 30.0 30.0 25.0 25.0 20.0 20.0 15.0 15.0 10.0 10.0 5.0 5.0 0.0 0.0 2014 2015 2016 2017 2018E 2019E Page 16 Project Bronco | Source: Company documents, Bentek, company documents, and Wall Street Research. Production (Bcf/d) Capacity (Bcf/d)

Confidential

BAIRD

MARCELLUS / UTICA TAKEAWAY CAPACITY DETAILS

(Bcf/d)

Name	Operator	Main Line	Project Type	Point(s) of Expansion	Destination	Start-up	2014	2015	2016	2017E	2018E	2019E
Northeast PA Pipeline Expansion												
Rose Lake Expansion	Kinder Morgan	TGP 300 Line	New Pipeline	Bradford Co., PA	Northeast PA	Nov. 2014	230	230	230	230	230	230
Northeast Connector	Williams	Transco	Connector	York City, PA	Rockaway, NY	Nov. 2014	65	100	100	100	100	100
Leidy Southeast	Williams	Transco	Loop	Northeast, PA	Mid-Atlantic Seaboard	4Q15		525	525	525	525	525
East Side Expansion	NiSource	Columbia	Upgrades	Northeast PA & Northern NJ	Northeast Seaboard	Nov. 2015		312	312	312	312	312
Niagara Expansion	Kinder Morgan	TGP 200 Line	Loop	Chautauqua Co., N.Y	Niargara, NY	Nov. 2015		158	158	158	158	158
Northern Access 2015	NFGS	National Fuel	Compressor	Hinsdale, NY / Eden NY	Northeast Seaboard	Nov. 2015		140	140	140	140	140
Rock Springs	Williams	Transco	Lateral	Lancaster Co., PA	Cecil Co., MD	Aug. 2016			192	192	192	192
AIM Project	Spectra Energy	AGT	Loop	NY, CT, RI, MA	Boston, MA	Nov. 2016			342	342	342	342
Atlantic Bridge	Spectra Energy	AGT	Upgrades	Northeast PA	Northeast Seaboard	Nov. 2017				350	350	350
New York Bay Expansion Project	Williams	Transco	Upgrades	Northeast PA	Northern NJ	Nov. 2017				115	115	115
Atlantic Sunrise	Williams	Transco	Upgrades	Northeast PA	Fairfax Co., VA	Mid-2018					1,700	1,700
PennEast Pipeline Project	UGI Corp	PennEast	New Pipeline	Luzerne Co., PA	Trenton, NJ	2H 2018					1,100	1,100
Diamond East Project	Williams	Transco	Loop	Lycoming / Luzerne, PA	Mercer, NJ	Mid-2018					1,000	1,000
Northeast Supply Enhancement Project	Williams	Transco	Loop	York County, PA	Rockaway, NY	Dec. 2019						400
Northern Access 2016	NFGS	TGP 200 Line	New Pipeline	McKean Co., PA	Erie Co., NY	Nov. 2017						497
NE Takeaway from New Projects							**295**	**1,465**	**1,999**	**2,464**	**6,264**	**7,161**
YoY Expansion								**1,170**	**534**	**465**	**3,800**	**897**
Southwest PA/Utica Pipeline Expansion												
Southeast Main Line	TransCanada	ANR	Reversal	Lebanon, OH	Patterson, LA	Various Stages	1,250	2,000	2,000	2,000	2,000	2,000
REX East-to-West Reversal	Tall Grass Energy LP	Rockies Express	Reversal	Monroe Co., OH	Missouri	Various Stages	600	1,200	2,000	2,800	2,800	2,800
Utica Backhaul	Kinder Morgan	TGP 300 Line	Reversal	Southwest PA	Gulf Coast	Apr. 2014	500	500	500	500	500	500
TEAM 2014	Spectra Energy	Texas Eastern / AGT	Loop	OH, WV, & PA	Northern NJ	Nov. 2014	600	600	600	600	600	600
West Side Expansion	NiSource	Columbia	Upgrades	Waynesburg, WV & Smithfield, PA	Leach, KY & Rayne, LA	Nov. 2014	444	984	984	984	984	984
TEAM South	Spectra Energy	Texas Eastern	Upgrades	Uniontown, PA	Attala Co, NS	Nov. 2014	300	300	300	300	300	300
Uniontown to Gas City	Spectra Energy	Texas Eastern	Reversal	Uniontown, PA	Gas City, IN	Aug. 2015		425	425	425	425	425
Broad Run Flexibility	Kinder Morgan	TGP 100 Line	Upgrades	Broad Run, WV	Gulf Coast	Various Stages		590	590	590	790	790
Ohio Pipeline Energy Network (OPEN)	Spectra Energy	Texas Eastern	Reversal	Monroe Co., OH	Gulf Coast	Nov. 2015		550	550	550	550	550
ET Rover Project	ETP	Panhandle Eastern	New Pipeline	Defiance, Ohio	Sarnia, Canada / Gulf Coast	3Q17				1,900	3,250	3,250
Gulf Markets Expansion	Spectra Energy	Texas Eastern	Reversal	Southwest PA	Southwest PA	Nov. 2017				350	350	350
Access South Project	Spectra Energy	Texas Eastern	Upgrades	Uniontown, PA	Kosciusko, MS	Nov. 2017				320	320	320
Adair Southwest Project	Spectra Energy	Texas Eastern	Upgrades	Southwest PA	Adair Co., KY	Nov. 2017				200	200	200
Leach Xpress	NiSource	Columbia	Upgrades	OH, WV, & PA	Leach, KY	1Q18					1,500	1,500
NEXUS Project	Spectra Energy	Vector	New Pipeline	Northeastern OH	Southeastern MI	3Q18					1,750	1,750
Mountain Valley Project	EQT	Transco	New Pipeline	Wetzel Co., WV	Pittsylvania Co., VA	4Q18					2,000	2,000
Appalachia to Market Project	Spectra Energy	Texas Eastern	Upgrades	Berne, OH	Lambertville, NJ	Nov. 2018					1,000	1,000
Gulf Xpress	Columbia	Columbia	Upgrades	Leach, KY	Rayne, LA	Nov. 2018					870	870
Western Marcellus Project	Williams	Transco	New Pipeline	Clarington, OH	Station 165, Southern VA	Late-2018					1,500	1,500
Atlantic Coast Pipeline	Dominion	Atlantic Coast	New Pipeline	Harrison Co., OH	Greensville Co., VA	Late-2019						1,500
SW Takeaway from New Projects							**3,694**	**7,149**	**7,949**	**11,519**	**21,689**	**23,189**
YoY Expansion								**3,455**	**800**	**3,570**	**10,170**	**1,500**
Total Takeaway from New Projects							**3,989**	**8,614**	**9,948**	**13,983**	**27,953**	**30,350**
Incremental YoY Change							***3,989***	***4,625***	***1,334***	***4,035***	***13,970***	***2,397***
Bentek Marcellus/Utica Production Forecast							**16,406**	**19,751**	**22,403**	**24,509**	**27,901**	**29,372**
YoY Growth							***4,500***	***3,344***	***2,653***	***2,106***	***3,392***	***1,471***

Source: Company documents, Bentek, company documents, and Wall Street Research.

Project Bronco | Page 17

Confidential NORTHEAST NATURAL GAS PRICING Northeast differentials have contracted alongside pipeline capacity build-outs HH UB S pot Dominion South Tetco M 2 $5.00 $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $1.50 $1.00 $0.50 $0.00 01/01/15 11/01/15 08/31/16 07/01/17 05/01/18 03/01/19 12/31/19 Page 18 Project Bronco | Source: Bloomberg as of April 9, 2018. $ / Mmbtu Differentials to NYMEX Year Dom South TETCO 2015 ($1.12) ($1.12) 2016 ($0.99) ($0.99) 2017 ($0.83) ($0.83) 2018 ($0.57) ($0.57) 2019 ($0.58) ($0.59)

Confidential ANTERO FAMILY PRICE PERFORMANCE Project Bronco |

Confidential ANTERO FAMILY PRICE PERFORMANCE YTD AR S&P Oil & Gas E&P Index AM AMGP Alerian Index Performance Since Analyst Day (1/18/18) SalingStone 13D (1/29/18) TPH Simplification (2/20/18) Antero Board Meeting (2/21/18) Special Committee Formation (2/26/18) AR AM 1.4% (23.4%) 0.3% (26.6%) 6.0% (12.2%) 9.5% (7.9%) 5.9% (8.2%) AMGP (25.9%) (29.3%) (24.2%) (19.0%) (18.9%) 20% AR &P E&P (10%) (20%) (10%) MZ AM (20%) MGP (30%) 01/01/18 01/20/18 02/09/18 02/28/18 03/20/18 04/09/18 Page 19 Project Bronco | Source: S&P Capital IQ as of April 9, 2018. 1/29/18: Sailing Stone files 13D 2/21/18: Antero Board Meeting 5.4% (7.0%) S 10% 0% 1/18/18: Analyst Day 2/20/18: TPH issues Antero simplification report 2/26/18: Announced formation of Special Committee 20% 10% 0% (13.0%)A (16.3%) (21.1%) A

Confidential AM / AMGP HISTORICAL EXCHANGE RATIO 1.80x 1.75x 1.70x 1.65x 1.60x Current: 1.563x 180-day: 1.554x 30-day: 1.541x 1.55x 1.50x 60-day: 1.499x 1.45x 1.40x 1.35x 1.30x 5/3/17 7/10/17 9/16/17 11/23/17 1/30/18 4/9/18 Page 20 Project Bronco | Source: S&P Capital IQ as of April 9, 2018.